Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICERPURSUANT TO 18 U.S.C. § 1350

In connection with the Quarterly Report on Form 10-Q for the period ended September 30, 2009 (the “Form 10-Q”) of Botetourt Bankshares, Inc. (the “Company”), we, H. Watts Steger, III, Chief Executive Officer and Michelle A. Alexander, Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(a)	the Form 10-Q fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(b)	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented in the Form 10-Q.

By:	/s/ H. Watts Steger, III	Date: November 12, 2009
H. Watts Steger, III
Chief Executive Officer

Date: November 12, 2009
By:	/s/ Michelle A. Alexander
Michelle A. Alexander
Chief Financial Officer

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